UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 17, 2008

                            INTEGRATED DATA CORP.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)

     Delaware                     0-31729                     23-2498715
   ------------------------------------------------------------------------
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)

           1000 N. West Street, Suite 1200, Wilmington, DE  19801
           ------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)

                                302-295-5057
                                ------------
             (Registrant's telephone number, including area code)



          ---------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                                      -1-

Item 8.01  OTHER EVENTS.

Integrated Data Corp. (the "Company") has announced to its Series A Preferred Stock ("Pref A Stock") shareholders a payment distribution against the associated and inseparable corporate notes ("Pref A Notes") they are holding. Pref A Stock was authorized by the Company as a means of funding its oil & gas venture being operated through its subsidiary, IDC Palm Energy, LLC, and was issued through a private placement offering by the Company. For each share of Pref A Stock issued, the shareholder has invested US$1,000 in the form of a loan to the Company to be used by the Company as working capital for IDC Palm Energy. The Company has issued Pref A Notes to its Pref A Stock shareholders as its pledge to pay back these loans.

The Pref A Note principal payment distribution for the third calendar quarter of 2008 amounts to 1.5% of the face value of the note, or $15 for every held share of Pref A Stock. In addition since all Pref A Stock subscriptions were not received on the same day, the Company has announced a one-time interest payment against the Pref A Notes calculated from the time of investment through June 30, 2008 at an annualized interest rate of 6.0%.



                                  Signatures
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTEGRATED DATA CORP.
                                          ---------------------
                                          (Registrant)

Date:  November 17, 2008                      By: /s/Abe Carmel
       -----------------                          -------------
                                              Abe Carmel
                                              Chief Executive Officer



                                      -2-